Exhibit 99.1

NEWS

RELEASE
FOR IMMEDIATE RELEASE
CONTACT: Chris L. Nines
                       (512) 433-5210
FORESTAR GROUP INC. REPORTS
SECOND QUARTER 2011 RESULTS
Second Quarter and Other Significant Highlights
•	Entered into definitive agreement to sell 50,000 acres of timberland for $75 million
•	Sold 283 residential lots, a 32% increase compared with first quarter 2011 and a 20% increase compared with second quarter 2010 — Almost 1,500 residential lots under contract
•	Entitled 1,068 acre mixed-use project located near Atlanta, Georgia
•	Executed leases on 2,500 net mineral acres and exploration agreements on 28,500 net mineral acres in Louisiana and Texas
•	Initiated construction of 289 unit multifamily residential development in Austin, Texas
•	Acquired non-performing bank loan for $21 million, secured by a 900 acre master-planned, mixed-use community located in Houston, Texas
     AUSTIN, TEXAS, August 3, 2011—Forestar Group Inc. (NYSE: FOR) today reported a second quarter 2011 net loss of approximately ($3.9) million, or ($0.11) per basic share, compared with a second quarter 2010 net loss of ($3.3) million, or ($0.09) per basic share outstanding.
     “During second quarter, amidst continued poor real estate market conditions, we made solid progress improving Forestar’s ability to capitalize on distressed real estate markets and to benefit when economic activity improves and housing markets recover,” said Jim DeCosmo, president and chief executive officer of Forestar Group. “Despite difficult real estate markets, our increased residential lot sales activity reflects relatively stable demand in our Texas markets where finished lot inventories continue to decline. In our mineral basins, drilling activity remains steady in East Texas, while we have generated increased leasing, seismic and exploration activity associated with our Louisiana mineral acres, principally driven by higher oil prices and increased activity in the area.”
     Forestar manages its operations through three business segments: Real Estate, Mineral Resources and Fiber Resources.

REAL ESTATE
•	Sold 283 residential lots, a 32% increase compared with first quarter 2011 and a 20% increase compared with second quarter 2010 — Almost 1,500 residential lots under contract
•	Sold four commercial acres at Cibolo Canyons for $740,000 ($185,000 per acre)
•	Sold 780 acres of undeveloped land for $3,300 per acre
•	Entitled 1,068 acre mixed-use project located near Atlanta, Georgia
•	Received $1.6 million from Cibolo Canyons Special Improvement District
•	Initiated construction of 289 unit multifamily residential development in Austin, Texas
Segment Financial Results:

($ in millions)	2Q 2011	2Q 2010	1Q 2011
Segment Revenues	$19.6	$21.5	$21.1

Segment Earnings	$1.0	$2.4	$2.6
     Second quarter 2011 real estate segment earnings were down compared with second quarter 2010 and first quarter 2011 principally due to lower undeveloped land sales.
MINERAL RESOURCES
•	Executed seismic and exploration agreement on 28,500 net mineral acres in Louisiana
•	Leased over 2,500 net mineral acres in Louisiana and Texas
•	Almost 67,000 net mineral acres put in play during 2011
•	Five new wells completed, with 501 active wells, up 19 compared with second quarter 2010
Segment Financial Results:

($ in millions)	2Q 2011	2Q 2010	1Q 2011
Segment Revenues	$4.6	$4.6	$7.3

Segment Earnings	$3.1	$4.3	$5.6
     Mineral resources segment earnings declined in second quarter 2011 compared with second quarter 2010 principally due to increased costs associated with developing our water initiatives as a result of our acquisition of a water resources company in fourth quarter 2010. Excluding these incremental operating expenses associated with this acquisition, segment earnings would have declined only slightly in second quarter 2011 compared with second quarter 2010. Segment earnings declined in second quarter 2011 compared with first quarter 2011 primarily due to lower lease bonus revenues. First quarter 2011 results include almost $1.6 million in revenues related to a seismic exploration agreement for 31,100 net mineral acres in Louisiana.

FIBER RESOURCES
•	Sold over 83,000 tons of fiber
•	Recreational leasing activity remains strong, almost 98% of available land leased
Segment Financial Results:

($ in millions)	2Q 2011	2Q 2010	1Q 2011
Segment Revenues	$1.3	$2.0	$1.4

Segment Earnings	$0.7	$1.1	$0.6
     Second quarter 2011 fiber resources segment earnings declined compared with second quarter 2010 principally due to reduced harvest volumes associated with the sale of over 30,000 acres of timberland during 2010. Recreational leasing activity remained strong with higher average lease rates. Segment earnings increased slightly in second quarter 2011 compared with first quarter 2011 principally due to a gain from termination of a timber lease.
OUTLOOK
     “We see improving fundamentals in our Texas markets, despite national housing starts bouncing along the bottom of a deep trough. In addition, we remain confident that underlying demand for single and multifamily housing will grow as markets recover from the downturn. Current oil and gas market conditions are anticipated to generate continued interest in our minerals which will create additional opportunities to deliver value through lease-bonus, increasing royalty income and working interest opportunities. Our team will continue to position Forestar’s water interests to provide comprehensive and sustainable solutions for the future water needs of central Texas, particularly the I-35 growth corridor.
     We remain confident that through our dimensional land model, real estate and natural resources will provide significant opportunities as we focus on recognizing and responsibly delivering the greatest value from every acre. Through the successful implementation of our strategic initiatives, Forestar has been positioned to grow its businesses and maximize long-term value for shareholders,” concluded Mr. DeCosmo.
     The Company will host a conference call on August 3, 2011 at 10:00 am ET to discuss results of second quarter 2011. The meeting may be accessed through webcast or by conference call. The webcast may be accessed through Forestar’s Internet site at www.forestargroup.com. To access the conference call, listeners calling from North America should dial 1-866-383-8003 at least 15 minutes prior to the start of the meeting. Those wishing to access the call from outside North America should dial 1-617-597-5330. The password is Forestar. Replays of the call will be available for two weeks following the completion of the live call and can be accessed at 1-888-286-8010 in North America and at 1-617-801-6888 outside North America. The password for the replay is 32562501.

About Forestar Group
Forestar Group Inc. operates in three business segments: real estate, mineral resources and fiber resources. At the end of the second quarter 2011, the real estate segment owns directly or through ventures over 217,000 acres of real estate located in nine states and twelve markets in the U.S. The real estate segment has 17 real estate projects representing over 28,600 acres currently in the entitlement process, and 74 entitled, developed and under development projects in seven states and eleven markets encompassing over 16,100 acres, comprised of 28,200 residential lots and over 2,300 commercial acres. The mineral resources segment manages about 603,000 net acres of oil and gas mineral interests located principally in Texas, Louisiana, Alabama, and Georgia. Also included in the mineral resources segment is a 45% nonparticipating royalty interest in groundwater produced or withdrawn for commercial purposes from approximately 1.4 million acres in Texas, Louisiana, Georgia and Alabama and about 17,800 acres of groundwater leases in central Texas. The fiber resources segment includes the sale of wood fiber and management of our recreational leases. Forestar’s address on the World Wide Web is www.forestargroup.com.
Forward-looking Statements
This release contains “forward-looking statements” within the meaning of the federal securities laws. These statements reflect management’s current views with respect to future events and are subject to risk and uncertainties. We note that a variety of factors and uncertainties could cause our actual results to differ significantly from the results discussed in the forward-looking statements. Factors and uncertainties that might cause such differences include, but are not limited to: general economic, market, or business conditions; the opportunities (or lack thereof) that may be presented to us and that we may pursue; fluctuations in costs and expenses including development costs; demand for new housing, including impacts from mortgage credit availability; lengthy and uncertain entitlement processes; cyclicality of our businesses; accuracy of accounting assumptions; competitive actions by other companies; changes in laws or regulations; and other factors, many of which are beyond our control. Except as required by law, we expressly disclaim any obligation to publicly revise any forward-looking statements contained in this news release to reflect the occurrence of events after the date of this news release.

FORESTAR GROUP INC.
(UNAUDITED)
Business Segments

	Second Quarter		First Six Months
	2011	2010	2011	2010
	(In thousands,		(In thousands,
	except per share)		except per share)
Revenues
Real estate	$19,615	$21,549	$40,754	$38,797
Mineral resources	4,580	4,606	11,913	11,733
Fiber resources	1,290	1,982	2,658	3,965

Total revenues	$25,485	$28,137	$55,325	$54,495

Segment earnings
Real estate	$1,007	$2,454	$3,582	$2,766
Mineral resources	3,102	4,266	8,700	10,444
Fiber resources	704	1,085	1,344	2,528

Total segment earnings	4,813	7,805	13,626	15,738

Items not allocated to segments
General and administrative expense (a)	(7,081)	(5,040)	(10,997)	(9,578)
Share-based compensation expense	148	(2,019)	(3,952)	(5,553)
Interest expense	(4,653)	(4,103)	(8,662)	(8,649)
Other non-operating income	24	246	51	444

Income (loss) income before taxes	(6,749)	(3,111)	(9,934)	(7,598)
Income tax benefit (expense)	2,828	(162)	3,540	1,353

Net income (loss) attributable to Forestar Group Inc.	$(3,921)	$(3,273)	$(6,394)	$(6,245)

Net (loss) income per common share:
Basic	$(0.11)	$(0.09)	$(0.18)	$(0.17)

Weighted average common shares outstanding:
Basic	35.4	36.2	35.4	36.1

	Second Quarter
Supplemental Financial Information:	2011	2010
	(In thousands)
Borrowings under credit facility	$181,000	$128,000
Other debt (b)	79,825	74,196

Total debt	$260,825	$202,196

(a)	Second quarter and first six months 2011 general and administrative expenses include $2.7 million paid to outside advisors related to private debt offerings which were withdrawn due to the deterioration in terms available to us in the capital markets.

(b)	Consists principally of consolidated venture non-recourse debt.

FORESTAR GROUP INC.
REAL ESTATE SEGMENT
PERFORMANCE METRICS

	Second Quarter		First Six Months
REAL ESTATE	2011	2010	2011	2010
Owned, Consolidated & Equity Method Ventures:
Residential Lots Sold	283	235	497	430
Revenue per Lot Sold	$52,400	$50,300	$50,600	$49,900
Commercial Acres Sold	4.0	14.6	24.0	16.2
Revenue per Commercial Acre Sold	$185,300	$58,800	$157,900	$70,200
Undeveloped Acres Sold	780	1,470	3,410	3,560
Revenue per Acre Sold	$3,300	$5,600	$2,500	$3,600
Owned & Consolidated Ventures:
Residential Lots Sold	158	149	303	251
Revenue per Lot Sold	$59,200	$53,000	$56,900	$54,800
Commercial Acres Sold	4.0	—	4.0	1.3
Revenue per Commercial Acre Sold	$185,300	—	$185,300	$121,700
Undeveloped Acres Sold	760	1,470	3,390	3,560
Revenue per Acre Sold	$3,300	$5,600	$2,500	$3,600
Ventures Accounted For Using the Equity Method:
Residential Lots Sold	125	86	194	179
Revenue per Lot Sold	$43,900	$45,600	$40,900	$43,100
Commercial Acres Sold	—	14.6	20.0	14.9
Revenue per Commercial Acre Sold	—	$58,800	$152,500	$65,700
Undeveloped Acres Sold	20	—	20	—
Revenue per Acre Sold	$3,000	—	$3,000	—
SECOND QUARTER 2011
REAL ESTATE PIPELINE

		In		Developed &
		Entitlement		Under	Total
Real Estate	Undeveloped	Process	Entitled	Development	Acres*
Undeveloped Land
Owned	165,380				172,338
Ventures	6,958

Residential
Owned		25,849	8,290	563	39,610
Ventures			4,409	499

Commercial
Owned		2,801	1,120	551	5,150
Ventures			454	224

Total Acres	172,338	28,650	14,273	1,837	217,098

Estimated Residential Lots			25,098	3,105	28,203

*	In addition, Forestar owns a 58% interest in a venture which controls approximately 16,000 acres of undeveloped land in Georgia with minimal investment.

FORESTAR GROUP INC.
MINERAL RESOURCES SEGMENT
PERFORMANCE METRICS

	Second Quarter		First Six Months
MINERAL RESOURCES	2011	2010	2011	2010
Leasing Activity
Acres Leased	2,532	—	7,366	2,130
Average Bonus / Acre	$187	—	$289	$1,495
Delay Rental Revenues	$70,000	$762,000	$226,500	$1,194,000
Royalties[1]
Natural Gas Production (MMcf)	373.5	508.5	840.3	855.1
Average Natural Gas Price ($ / Mcf)	$3.92	$4.63	$3.81	$4.52
Oil Production (Barrels)	27,900	30,500	59,900	59,900
Average Oil Price ($ / Barrel)	$102.23	$74.78	$91.69	$73.05
MMcfe Production[2]	540.9	691.4	1,200.0	1,214.5
Average Price ($ / MMcfe)	$7.98	$6.70	$7.24	$6.78
Well Activity[3]
Net Acres Held By Production	30,100	29,500	30,100	29,500
Wells Drilled	5	8	7	10
Active Wells	501	482	501	482

[1]	Includes our share of venture activity. Forestar’s share of venture natural gas production activity is 128 MMcf and 286 MMcf in second quarter and first six months 2011, and 181 MMcf and 208 MMcf in second quarter and first six months 2010. Forestar owns a 50% interest in this venture.

[2]	MMcfe — Million Cubic Feet Equivalent (converting oil to natural gas at 6 Mcfe / Bbl)

[3]	Wells are owned and operated by third-party lessees / operators
SECOND QUARTER 2011
MINERAL RESOURCES PIPELINE1
     Forestar’s mineral resources segment includes approximately 603,000 net mineral acres principally located in Texas, Louisiana, Alabama and Georgia.

	Available		Held by
State	for Lease	Leased	Production	Total[2]
Texas	186,000	41,000	25,000	252,000
Louisiana	116,000	23,000	5,000	144,000
Georgia	165,000	—	—	165,000
Alabama	40,000	—	—	40,000
California	1,000	—	—	1,000
Indiana	1,000	—	—	1,000

Total	509,000	64,000	30,000	603,000

[1]	Includes ventures

[2]	Excludes 477 net mineral acres located in Colorado

FORESTAR GROUP INC.
FIBER RESOURCES SEGMENT
PERFORMANCE METRICS

	Second Quarter		First Six Months
FIBER RESOURCES	2011	2010	2011	2010
Fiber Sales *
Pulpwood Tons Sold	70,700	95,600	136,300	178,700
Average Pulpwood Price / Ton	$9.22	$10.89	$9.20	$10.90
Sawtimber Tons Sold	12,700	23,800	28,200	53,400
Average Sawtimber Price / Ton	$15.69	$20.36	$16.40	$20.24

Total Tons Sold	83,400	119,400	164,500	232,100
Average Price / Ton	$10.21	$12.78	$10.44	$13.05

Recreational Activity
Average Acres Leased	197,400	212,600	198,800	212,700
Average Lease Rate / Acre	$8.96	$8.16	$8.93	$8.16

*	The majority of our fiber sales were to Temple-Inland Inc. at market prices.

FORESTAR GROUP INC.
PROJECTS IN ENTITLEMENT
A summary of projects in the entitlement process(a) at second quarter-end 2011 follows:

		Project
Project	County	Acres(b)
California
Hidden Creek Estates	Los Angeles	700
Terrace at Hidden Hills	Los Angeles	30

Georgia
Ball Ground	Cherokee	500
Crossing	Coweta	230
Dallas Highway	Haralson	1,060
Fincher Road	Cherokee	3,890
Fox Hall	Coweta	960
Garland Mountain	Cherokee/Bartow	350
Home Place	Coweta	1,510
Martin’s Bridge	Banks	970
Mill Creek	Coweta	770
Serenity	Carroll	440
Waleska	Cherokee	100
Wolf Creek	Carroll/Douglas	12,230
Yellow Creek	Cherokee	1,060

Texas
Lake Houston	Harris/Liberty	3,700
San Jacinto	Montgomery	150

Total		28,650

(a)	A project is deemed to be in the entitlement process when customary steps necessary for the preparation of an application for governmental land-use approvals, like conducting pre-application meetings or similar discussions with governmental officials, have commenced, or an application has been filed. Projects listed may have significant steps remaining, and there is no assurance that entitlements ultimately will be received.

(b)	Project acres, which are the total for the project regardless of our ownership interest, are approximate. The actual number of acres entitled may vary.

FORESTAR GROUP INC.
REAL ESTATE PROJECTS
A summary of our entitled,(a) developed & under development projects at second quarter-end 2011 follows:

				Residential Lots(c)		Commercial Acres(d)
				Lots Sold		Acres Sold
		Interest		Since	Lots	Since	Acres
Project	County	Owned(b)		Inception	Remaining	Inception	Remaining(f)
Projects we own
California
San Joaquin River	Contra Costa/Sacramento	100%		—	—	—	288

Colorado
Buffalo Highlands	Weld	100%		—	164	—	—
Johnstown Farms	Weld	100%		115	493	2	8
Pinery West	Douglas	100%		—	—	—	115
Stonebraker	Weld	100%		—	603	—	13
Texas
Arrowhead Ranch	Hays	100%		—	259	—	6
Caruth Lakes	Rockwall	100%		332	317	—	—
Cibolo Canyons	Bexar	100%		679	736	68	153
Harbor Lakes	Hood	100%		202	247	2	12
Hunter’s Crossing	Bastrop	100%		351	139	38	71
La Conterra	Williamson	100%		76	424	—	58
Maxwell Creek	Collin	100%		718	281	10	—
Oak Creek Estates	Comal	100%		89	558	13	—
The Colony	Bastrop	100%		413	734	22	31
The Gables at North Hill	Collin	100%		199	84	—	—
The Preserve at Pecan Creek	Denton	100%		316	502	—	9
The Ridge at Ribelin Ranch	Travis	100%		—	—	179	—
Westside at Buttercup Creek	Williamson	100%		1,367	147	66	—
Other projects (9)	Various	100%		1,555	18	197	24
Georgia
Villages of Burt Creek	Dawson	100%		—	1,715	—	57
Towne West	Bartow	100%		—	2,674	—	121
Other projects (13)	Various	100%		—	2,834	—	705
Missouri and Utah
Other projects (2)	Various	100%		464	90	—	—

				6,876	13,019	597	1,671
Projects in entities we consolidate
Texas
City Park	Harris	75%		1,166	145	50	115
Lantana	Denton	55	% (e)	683	1,586	—	—
Light Farms	Collin	65%		—	2,501	—	—
Stoney Creek	Dallas	90%		109	645	—	—
Timber Creek	Collin	88%		—	614	—	—
Other projects (3)	Various	Various		710	253	26	25

				2,668	5,744	76	140

Total owned and consolidated				9,544	18,763	673	1,811
Projects in ventures that we account for using the equity method
Georgia
Seven Hills	Paulding	50%		640	441	26	113
The Georgian	Paulding	38%		289	1,096	—	—
Other projects (4)	Various	Various		1,710	77	3	—
Texas
Bar C Ranch	Tarrant	50%		265	934	—	—
Entrada	Travis	50%		—	821	—	3
Fannin Farms West	Tarrant	50%		323	58	—	15
Harper’s Preserve	Montgomery	50%		13	1,712	—	72
Lantana	Denton	Various (e)		1,436	96	14	44
Long Meadow Farms	Fort Bend	19%		758	1,325	107	113
Southern Trails	Brazoria	40%		468	559	—	—
Stonewall Estates	Bexar	25%		280	108	—	—
Summer Creek Ranch	Tarrant	50%		796	478	—	71
Summer Lakes	Fort Bend	50%		373	757	56	—
Village Park	Collin	50%		356	215	3	2
Waterford Park	Fort Bend	50%		—	210	—	90
Other projects (2)	Various	Various		297	227	—	15
Florida
Other projects (3)	Various	Various		519	326	—	—

Total in ventures				8,523	9,440	209	538

Combined Total				18,067	28,203	882	2,349

(a)	A project is deemed entitled when all major discretionary governmental land-use approvals have been received. Some projects may require additional permits and/or non-governmental authorizations for development.

(b)	Interest owned reflects our net equity interest in the project, whether owned directly or indirectly. There are some projects that have multiple ownership structures within them. Accordingly, portions of these projects may appear as owned, consolidated and/or accounted for using the equity method.

(c)	Lots are for the total project, regardless of our ownership interest. Lots remaining represent vacant developed lots, lots under development and future planned lots and are subject to change based on business plan revisions.

(d)	Commercial acres are for the total project, regardless of our ownership interest and are net developable acres, which may be fewer than the gross acres available in the project.

(e)	The Lantana project consists of a series of 20 partnerships in which our voting interests range from 25% to 55%. We account for three of these partnerships using the equity method and we consolidate the remaining partnerships.

(f)	Excludes acres associated with commercial and income producing properties.
     A summary of our significant commercial and income producing properties at second quarter-end 2011 follows:

			Interest
Project	County	Market	Owned(a)	Type	Acres	Description

Broadstone Memorial	Harris	Houston	100%	Multifamily	9	401 unit luxury apartment
Radisson Hotel	Travis	Austin	100%	Hotel	2	413 guest rooms and suites
Palisades West	Travis	Austin	25%	Office	22	375,000 square feet
Las Brisas	Williamson	Austin	59%	Multifamily	30	414 unit luxury apartment
The Ridge at Ribelin Ranch	Travis	Austin	100%	Multifamily	16	289 unit luxury apartment
						(construction in progress)

(a)	Interest owned reflects our net equity interest in the project, whether owned directly or indirectly.